Exhibit 5.2

STIKEMAN ELLIOTT

Stikeman Elliott LLP     Barristers & Solicitors

1155 René Lévesque Blvd. West, 40th Floor, Montréal, Quebec, Canada H3B 3V2

Tel: (514) 397-3000 Fax: (514) 397-3222 www.stikeman.com

May 24, 2012

Tembec Industries Inc.

Re:     Tembec Industries Inc.

Dear Sirs/Mesdames:

Reference is made to the preliminary short form prospectus (the “Prospectus”) forming part of the registration statement on Form F-10 filed by Tembec Industries Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm name in the Prospectus under the headings “Enforceability of Civil Liabilities Against Foreign Persons”, “Certain Canadian Federal Income Tax Considerations”, “Legal Matters”, and “Documents Filed as Part of the Registration Statement”.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours truly,

(signed) STIKEMAN ELLIOTT LLP

TORONTO

MONTREAL

OTTAWA

CALGARY

VANCOUVER

NEW YORK

LONDON

SYDNEY